EXHIBIT 2.2


                                LICENSE AGREEMENT

         This License Agreement, dated as of ____________, is made by and between Dow Jones & Company, Inc. ("Dow Jones"), having an office at 200 Liberty Street, New York, New York 10281, and Van Kampen Funds Inc. (the "Licensee"), having an office at One Parkview Plaza, Oakbrook Terrace, IL, 60181.

         WHEREAS, Dow Jones compiles, calculates and maintains the Dow ]ones Industrial Average (the "Index"), and Dow Jones owns rights in and to the Index, the proprietary data contained therein, and the Dow Jones Marks (defined below) (such rights, including without limitation, copyright, trademark or proprietary rights and trade secrets, being hereinafter collectively referred to as the "Intellectual Property"); and

         WHEREAS, Dow Jones uses in commerce and has trade name, trademark and/or service mark rights to the designations "Dow Jones," "Dow Jones Industrial Average," "DJIA," "30 Industrials," "Dow 30," "Dow Industrials," "The Dow," "The Dow 10" And "The Dow 5" (such rights being hereinafter individually and collectively referred to as the "Dow Jones Marks"); and

         WHEREAS, the Licensee wishes to use the Index and the related Dow ]ones Marks, pursuant to the terms and conditions hereinafter set forth, in connection with (i) the issuance, marketing and promotion of the Products (as defined in Section 1(b)) and (ii) making disclosure about such Products under applicable laws, rules and regulations in order to indicate that the Products are based on the Index and that Dow Jones is the source of the Index.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

         1.       Grant of License.
                  ----------------

         (a) Subject to the terms and conditions of this Agreement, Dow Jones hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)) non-exclusive license to use and refer to the Dow Jones Marks in connection with the issuance, sale, marketing and promotion of the Products in order to indicate that the amounts payable under the terms of the Products are calculated with reference to the Strategy (as defined in Schedule A) and that Dow Jones is the source of the Index, and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

         (b) As used in this Agreement, "Products" means the products described on Schedule A hereto. Any material changes to the terms and conditions of the Products will be subject to Dow Jones' prior written consent.

         (c) Dow Jones agrees that no person or entity other than the Licensee shall need to obtain a license from Dow Jones with respect to the initial sale of the Products or subsequent resales of the Products in the secondary market.

         (d) Nothing contained in this Agreement constitutes a license to the Licensee to use (i) any one or more of the indexes compiled, calculated and maintained by Dow Jones, including the Index (collectively, the "Indexes"), or
(ii) any one or more of the indexes of which any of the Indexes is comprised (if applicable) (the "Component Indexes"), for any purpose, except as otherwise contemplated by this Agreement.

         (e) The Licensee acknowledges that the Index and the Dow Jones Marks are the exclusive property of Dow Jones and that Dow Jones has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Index and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, any of the Index or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

         (f) The Licensee acknowledges that the Index and its compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

         2.       Term.
                  ----

         The term of this Agreement shall commence as of the date hereof (the "Commencement Date") and shall remain in full force and effect until the fifth anniversary of the Commencement Date, unless this Agreement is terminated earlier as provided herein (such term being referred to as the "Initial Term"). The first twelve months following the Commencement Date are referred to as the "First Year," the next twelve months are referred to as the "Second Year," and so on.

         Upon expiration of the Initial Term (other than by reason of termination of this Agreement as provided herein), this Agreement may be renewed at the election of the Licensee, by delivery of written notice to Dow Jones to that effect at least 90 days prior to expiration of the Initial Term, for an additional five years (the "Renewal Term"); provided, however, that Licensee shall not have the right to renew the term hereunder without Dow Jones' prior written consent if, (x) at the time of expiration of the Initial Term, the Licensee is in material breach of this Agreement or (y) the aggregate average assets invested in the Products in respect of the Fourth Year is less than $500 million. (The Initial Term and the Renewal Term, if any, are referred to herein, together, as the ("Term.")

         3.       License Fee.
                  -----------

         (a) As consideration for the license granted herein, the Licensee shall pay to Dow Jones license fees ("License Fees") as set forth on Schedule B hereto.

         (b) If independently audited financial statements for the Products are prepared, the Licensee shall provide Dow Jones with such audited financial statements promptly after receipt thereof by the Licensee. Dow Jones may use such audited financial statements to confirm the accuracy of any one or more calculations of License Fees. Dow Jones shall not bear the cost of any such audit. In addition, Dow Jones shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of License Fees. Dow Jones shall bear its own costs of any such audit unless it is determined that Dow Jones has been underpaid by 5% or more with respect to the payments being audited, in which case Dow Jones' costs of such audit shall be paid by the Licensee.

         (c) As of December 31 for each year of the Term of this Agreement, Licensee shall deliver a report to Dow Jones including the amount of the average daily net assets of each Product as of December 31. Dow Jones shall have the right to request, and the Licensee shall deliver to Dow Jones promptly upon such a request, reasonable information and documentation with respect to any Product.

         4.       Termination.
                  -----------

         (a) If there is a material breach of this Agreement by either party (such party, the "breaching party," and, the other party, the "non-breaching party"), or if either party (such party, the "harmed party") believes in good faith that material damage or harm is occurring to its reputation or good will by reason of its continued performance hereunder (other than pursuant to Section 4(d)), then the non-breaching party or the harmed party, as the case may be, may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach or the condition causing such damage or harm, as the case may be, and including a statement as to such party's intent to terminate), unless the other party shall correct such breach or the condition causing such damage or harm, as the case may be, within such 30-day period.

         (b) The Licensee may terminate this Agreement upon ninety (90) days' prior written notice to Dow Jones (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that in Licensee's reasonable judgment prevents the Licensee from issuing, marketing or promoting the Products; (ii) any material litigation or regulatory proceeding regarding the Products is commenced or threatened and Licensee reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Products or on Licensee's ability to perform under this Agreement; (iii) the Licensee elects to terminate the public offering or other distribution of the Products; or (iv) any of the events set forth in Section 4(c)(i) through (iii) occurs.

         (c) Dow Jones may terminate this Agreement upon ninety (90) days' prior written notice to the Licensee if (i) any legislation or regulation is finally adopted or my government interpretation is issued that in Dow Jones' reasonable judgment materially impairs Dow Jones' ability to license and provide the Index or the Dow Jones Marks under this Agreement; (ii) any litigation or proceeding is commenced which relates, directly or indirectly, to Dow Jones' licensing and providing the Index or the Dow Jones Marks under this Agreement, or any such litigation proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Index or the Dow Jones Marks or on Dow Jones' ability to perform under this Agreement; (iii) Dow Jones elects (other than pursuant to Section 4(d)) to cease compiling, calculating and publishing values of the Index; or (iv) any of the events set forth in Section 4(b)(i) though (iii) occurs.

         (d) Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of the Index at any time that Dow Jones determines that such Index no longer meets or will not be capable of meeting the criteria established by Dow Jones for maintaining the Index, and thereupon to terminate this Agreement (but Dow Jones will use all reasonable efforts to provide the Licensee with as much prior notice as is reasonably practicable under the circumstances).

         (e) Dow Jones may terminate this Agreement, upon written notice to the Licensee, if any securities exchange (i) ceases to provide data to Dow Jones necessary for providing the Index, (ii) terminates Dow Jones' right to receive data in the form of a "feed" from such securities exchange, (iii) materially restricts Dow Jones' right to redistribute data received from such securities exchange, or (iv) institutes charges (other than nominal charges or charges which Dow Jones deems to be reasonable to be incurred in connection with providing the Index) of a type or to an extent applicable to Dow Jones (and not to others generally) for the provision of data to Dow Jones or the redistribution of data by Dow Jones.

         (f) Dow Jones may terminate this Agreement upon written prior notice to the Licensee if no offering with respect to any Products has commenced by 90 days after the date hereof.

         5.       Dow Jones Obligations.
                  ---------------------

         (a) Dow Jones is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Licensee.

         (b) Dow Jones agrees to provide reasonable support for the Licensee's development and educational efforts with respect to the Products by responding in a timely fashion to any reasonable request by the Licensee for information regarding the Index.

         (c) Dow Jones has, and shall maintain, a policy pursuant to which its employees who are directly responsible for changes in the components of the Index are prohibited from purchasing or beneficially owning any interest in the Products. The Licensee shall have no responsibility for ensuring that such Dow Jones employees comply with such Dow Jones policy and shall have no duty to inquire whether any purchasers or sellers of the Products are such Dow Jones employees. Dow Jones shall have no liability to the Licensee with respect to Dow Jones' employees' adherence or failure of adherence to such policy.

         (d) Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Index until such changes are publicly disseminated, and shall require the same of any agent with whom it has contracted for composition thereof. Dow Jones shall implement reasonable procedures so that only those persons at Dow Jones directly responsible for changes in the composition or method of computation of the Index shall be granted access to information respecting impending changes.

         6. Trademark Filings; Recognition of Intellectual Property Rights; Protection of Intellectual Property, Quality Control.
             ---------------------------------------------------------------

         (a) Dow Jones shall apply only for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where Dow Jones, in its sole discretion, considers such filings appropriate. The Licensee shall reasonably cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notice when referring to the Index or any of the Dow Jones Marks in any written informational materials to be used in connection with the Products (including all prospectuses, registration statements, advertisements, brochures and promotional and any other similar informational materials, including documents required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, the Index or any of the Dow Jones Marks (collectively, the "Informational Materials"):

                  "Dow Jones Industrial Averagesm", "DJIAsm", "Dow 30sm", "Dow Industrials", "The Dowsm", and "The Dow 10sm" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by [INSERT NAME OF LICENSEE]. [INSERT NAME OF LICENSEE]'S [INSERT NAME OF PRODUCT(S)], based on the Dow Jones Industrial Averagesm, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

or such similar language as may be approved in advance in writing by Dow Jones.

         (b) The Licensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of Dow Jones. The Licensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the Term or thereafter, contest the fact that the Licensee's rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the issuance, marketing, and/or promotion of the Products and disclosure about the Products under applicable law as provided in Section 1(a), and (ii) shall cease upon termination or expiration of this Agreement, except as otherwise expressly provided herein. Upon termination or expiration of this Agreement, the Licensee shall have no right to use any Dow Jones Marks and shall inform any recipients of Informational Materials that in any way use or refer to any Dow Jones Marks that this Agreement has been terminated or has expired and that Dow Jones no longer provides the Index to the Licensee, The Licensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. The Licensee further acknowledges that all rights in any translations, derivations or modifications in the Dow Jones Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. The Licensee shall never, either directly or indirectly, contest Dow Jones' exclusive ownership of any of the Intellectual Property. The Licensee shall not, except with Dow Jones' prior written consent, use any Dow Jones Mark, or the designation "Dow Jones" or "Dow," or any other Dow Jones Mark, in conjunction with the Licensee's own trademark(s) resulting in a composite mark, and, if the License obtains Dow Jones' consent therefor, then such resulting composite mark shall be part of the Intellectual Property of Dow Jones and included in the Dow Jones Marks as defined herein, and Dow Jones shall be permitted to register such usage in all jurisdictions, if any, as Dow Jones deems to be reasonably necessary or prudent, without opposition from the Licensee. The Licensee agrees to cooperate with Dow Jones, at Dow Jones' expense, in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose.

         (c) In the event that the Licensee learns of any infringement or imitation of the Index and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action, if any, as it deems advisable for the protection of rights in and to the Index and the Dow Jones Marks and, if requested to do so by Dow Jones, the Licensee shall cooperate with Dow Jones in all reasonable respects, at Dow Jones' expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon Dow Jones' reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Licensee or Dow Jones be required to take any action Licensee or Dow Jones, respectively, deems inadvisable. The Licensee shall have no right to take any action which would materially affect the Index and/or any of the Dow Jones Marks without Dow Jones' prior written approval.

         (d) The Licensee shall use all reasonable efforts to protect the goodwill and reputation of Dow Jones, the Index and the Dow Jones Marks in connection with its use of the Index and any of the Dow Jones Marks under this Agreement. The Licensee shall submit to Dow Jones, for Dow Jones' review and approval, and the Licensee shall not use until receiving Dow Jones' approval thereof in writing, all Informational Materials that in any way use or refer to Dow Jones, the Index or any of the Dow Jones Marks. Dow Jones' approval shall be required with respect to the use of and description of Dow Jones, the Index or any of the Dow Jones Marks. Dow Jones shall notify the Licensee of its approval or disapproval of any Informational Materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) Wowing receipt thereof from the Licensee. Once Informational Materials have been approved by Dow ]ones, subsequent Informational Materials which do not alter the use or description of Dow Jones, the Index or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones.

         (e) Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Licensee, and its status as in authorized licensee of such Dow Jones Marks, is clear and obvious.

         (f) The Licensee agrees that any proposed material change by the Licensee in (i) the terms and conditions of the Products or (ii) the use of the Dow Jones Marks shall be submitted to Dow Jones for, and shall be subject to, Dow Jones' prior written consent.

         (g) In the event Dow Jones ceases to compute, calculate and publish the values of the Index pursuant to Section 4(c)(iii) or 4(d) hereof, Dow Jones shall provide to the Licensee a list of companies, shares outstanding and divisors for the discontinued Index as of the effective date of termination. The Licensee may thereafter use such information to compute, calculate and publish a new index as the bases for the Products previously based upon the discontinued Index; provided, however, that the Licensee shall not thereafter make any reference to the Dow Jones Marks in respect of any such new index, or any products based thereon, and Dow Jones shall have no further obligations to the Licensee whatsoever with respect to the discontinued Index, the new index, or any products based thereon and, provided, further, that the Licensee shall prominently disclaim any relationship with Dow Jones in respect of the new index. The Licensee may use the Dow Jones Marks after the date of termination for the sole purpose of providing notification of such termination as it relates to the Products; provided, that such notification shall be subject to the prior written approval of Dow Jones and Licensee shall not be deemed to be in default of its obligations pursuant to this Section 6(g) upon any unreasonable denial or delay in approval by Dow Jones.

         7.       Proprietary Rights.
                  ------------------

         (a) The Licensee acknowledges that the Index is selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Licensee also acknowledges that the Index and the Dow Jones Marks are valuable assets of Dow Jones and agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Index.

         (b) Each party shall treat as confidential and shall not disclose or transmit to any third party (i) any documentation or other materials that are marked as "Confidential" by the providing party and (ii) the terms of this Agreement (collectively, "Confidential Information"). Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party.

         (c) Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Sections 7(b) and (c) shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

         8.       Warranties; Disclaimers.
                  -----------------------

         (a) Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable law or regulation. The Licensee represents and warrants to Dow Jones that the issuance, marketing, promotion, sale and resale of the Products by the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities and banking laws applicable to Licensee.

         (b) The Licensee represents, warrants and covenants to Dow Jones that the Products shall at all times comply with the descriptions set forth on Schedule A, as such may be modified from time to time in compliance with this Agreement.

         (c) The Licensee shall, to the extent lawful, include the statement contained in Exhibit I hereto in any filing with a governmental agency, each prospectus and registration statement, and in any contracts relating to the Products (and upon request shall furnish copies thereof to Dow Jones), and the Licensee expressly agrees to be bound by the terms of the statement contained in
Exhibit I hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Exhibit I hereto must be approved in advance in writing by an authorized officer of Dow Jones.

         (d) Notwithstanding any provision of this Agreement, and without limiting the disclaimers set forth in this Agreement (including in Exhibit I hereto), in no event shall the cumulative liability of Dow Jones to the Licensee and its affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Dow Jones pursuant to this Agreement.

         9.       Indemnification.
                  ---------------

         (a) The Licensee shall indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys' and experts' fees) (collectively, "Losses") as a result of any claim, action or proceeding that arises out of or relates to (i) this Agreement (except to the extent such Losses arise out of or relate to a breach by Dow Jones of its representations and warranties under this Agreement) or (ii) the Products, provided, however, that Dow Jones must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced therefrom). The Licensee may elect, by written notice to Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Dow Jones, to assume the defense thereof with counsel reasonably acceptable to Dow Jones. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones reasonably believes that there are conflicts of interest between Dow Jones and the Licensee or that additional defenses are available to Dow Jones with respect to such defense, then Dow Jones may retain its own counsel to defend such claim, action or proceeding, at the Licensee's expense. The Licensee shall periodically reimburse Dow Jones for its expenses incurred under this Section 9. Dow Jones shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder and with respect to which the Licensee has elected to assume the defense; provided, however, that Dow Jones shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Dow Jones of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Dow Jones.

         (b) The indemnification provisions set forth herein are solely for the benefit of Dow Jones and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

         10.      Suspension of Performance.
                  -------------------------

         Notwithstanding anything herein to the contrary, neither Dow Jones nor the Licensee shall bear responsibility or liability for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected; provided, however, that this Section 10 shall not affect the Licensee's obligation under Section 9(a) in the case of any claim, action or proceeding brought by a third party.

         11.      Injunctive Relief.
                  -----------------

         In the event of a material breach by one party ("Breaching Party") of provisions of this Agreement relating to the Confidential Information of the other party ("Non-breaching Party"), the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Section 11 shall be cumulative.

         12.      Other Matters.
                  -------------

         (a) This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any successor through sale, merger, corporate reorganization, or otherwise, to Licensee's Unit Investment Trust business, and any affiliate which, directly or indirectly, controls, is controlled by or is under common control with the Licensee may use the Index and the Dow Jones Marks in connection with the issuance, marketing and promotion of the Products, provided that such affiliate or successor shall be subject to all of the terms and conditions of this Agreement applicable to the Licensee. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

         (b) This Agreement including the Schedules and Exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter. This Agreement supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

         (c) No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

         (d) No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature, or confidentiality, of any property, which is the subject of this Agreement.

         (e) All notices and other communications under this Agreement shall be
(i) in writing, (ii) delivered by hand (with written confirmation of receipt), by registered or certified mail (return receipt requested), or by facsimile transmission (with written confirmation of receipt), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

         If to Dow Jones:  Dow Jones & Company, Inc.
         ---------------
                                    U.S. Route 1 North at Ridge Road
                                    Monmouth Junction, NJ 08852
                                    Attn: Michael A. Petronella
                                    Managing Director, Dow Jones Indexes
                                    Fax No: 609/452-3242

         With a copy to:   Dow Jones & Company, Inc.
         --------------
                                    200 Liberty Street
                                    New York, New York 10291
                                    Attn: Legal Department
                                    Fax No: 212/416-2524

         If to the Licensee:        Van Kampen Funds Inc.
         ------------------
                                    One Parkview Plaza
                                    Oakbrook Terrace, IL 60181
                                    Attn: Dan Waldron
                                    Fax No: (630) 684-6082

         (f) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.

         (g) This Agreement (and any related arrangements between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (and any related arrangements between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any sublicensee of the Licensee hereunder or any purchaser of any Products issued by the Licensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related arrangements between the parties hereto).

         (h) Sections 6(b), 7(b) and (c) (as provided therein), 8, 9, 11 and 12(f), and this Section 12(h), shall survive the expiration or termination of this Agreement.

         (i) The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

         (j) All references herein to "reasonable efforts" shall include taking into account all relevant commercial and regulatory factors. All references herein to "regulations" or "regulatory proceedings" shall include regulations or proceedings by self-regulatory organizations such as securities exchanges.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                            DOW JONES & COMPANY, INC.

                                       By:

              -----------------------------------------------------
                              Name: David E. Moran
                              Title: Vice President



                              VAN KAMPEN FUNDS INC.

                                       By:


              -----------------------------------------------------
                             Name: Daniel B. Waldron
                              Title: Vice President





                              INDEX OF ATTACHMENTS

         SCHEDULES:

         Schedule A                                  Products Description

         Schedule B                                  License Fees

         EXHIBITS:

         Exhibit I                                   Disclaimer Language





                                   SCHEDULE A

                              PRODUCTS DESCRIPTION

         One or more investment funds sponsored by the Licensee, whose investment objective is based on a Strategy. The term "Strategy" shall mean an investment strategy that meets one of the following descriptions:

1) Funds are invested in the ten stocks included in the Index that have the highest dividend yield as a percentage of their period-end stock price (the "High-Yield Stocks"). These investments are held for a specified period of time. This strategy is commonly referred to as the "dogs" of The DowSM investment strategy. Any such fund shall be named, "The DowSM Strategic 10 Trust".

2) Funds are invested in the second through sixth lowest priced stocks that make up the High-Yield Stocks (the "Five Selected Stocks"). These investments are held for a specified period of time. Any such fund shall be named, "The DowSM Strategic 5 Trust".

3) Funds are invested in all thirty stocks included in the Index (the "Dow Industrial Stocks"). These investments are held for a specified period of time. Any such fund shall be named, "The Dow 30SM Index Trust".

4) Funds are invested in a combination of all the Dow Industrial Stocks (at least 50%) and United States Treasury STRIPS. These investments are held for a specified period of time. Any such fund shall be named, "The Dow 30SM and Treasuries [Maturity Date] Trust".



                                   SCHEDULE B

                                  LICENSE FEES

         Licensee shall pay license fees in accordance with the following:

          o On the Commencement Date, and, during the Term, on each anniversary of the Commencement Date, the Licensee will pay to Dow Jones a flat annual minimum payment equal to Fifty Thousand Dollars ($50,000) in respect of the twelve-month period commencing on the Commencement Date or such anniversary date, as the case may be (each, an "Annual Minimum Payment"). Notwithstanding the foregoing, with respect to the first Annual Minimum Payment, Licensee shall pay to Dow Jones $35,000 upon the Commencement Date and $15,000 upon the earlier of (i) the launch of The Dow 30SM Index Trust and The Dow 30SM and Treasuries [Maturity Date] Trust and (ii) sixty (60) days after the Commencement Date.

          o In addition, during each Year (defined below) of the Term, the Licensee will provide to Dow Jones a written report (each, a "Monthly Report"), within 10 days after each month-end, which sets forth (i) the asset balance for each Product at such month-end, and (ii) a calculation of the Rolling Average Asset Balance (defined below) at such month-end. Within 10 days after the end of each Quarter (defined below) during each Year of the Term, the Licensee will pay (each, a "Quarterly Payment") to the Dow Jones affiliate designated by Dow Jones an amount equal to one quarter of the Basis Point Amount (defined below); provided, however, that, in each year of the Term, Licensee shall be entitled to apply a credit in an amount equal to the Annual Minimum Payment against the aggregate of the Quarterly Payments for that year until such credit is depleted.

          o All amounts will be paid in cash and will be non-refundable; provided, however, that Licensee (without limiting any other remedy available at law or equity) shall be entitled to a pro rata refund of License Fees paid in the event that this Agreement is terminated by Licensee pursuant to Section 4(a) due to Dow Jones's breach of this Agreement and it is determined by a court of competent jurisdiction that Dow Jones was in material breach of this Agreement.

          o All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

          o The terms hereof shall be deemed "Confidential Information" for purposes of Section 7(b) of this Agreement.

o     Definitions:
      -----------

         "Basis Point Amount" means, at any time during a Year, an amount equal to two (2) basis points (.0002) on the then Rolling Average Asset Balance.

         "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

         "Rolling Average Asset Balance" means, at any month-end during a Year, the average assets in the Products in the aggregate for the month then ended together with all previous months in such Year, calculated by adding the month-end asset balances for the Products for such months and dividing the result by the number of such months.

         "Year" means a twelve-month period commencing on the Commencement Date or on any anniversary of the Commencement Date.



                                    EXHIBIT I

         The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of investing in securities generally or in the [Product(s)] particularly. Dow Jones' only relationship to the Licensee is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average,SM which is determined, composed and calculated by Dow Jones without regard to [the Licensee] or the [Product(s)]. Dow Jones has no obligation to take the needs of [the Licensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the [Product(s)] to be issued or in the determination or calculation of the equation by which the [Product(s)] are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the [Product(s)].

         DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY [THE LICENSEE], OWNERS OF THE [PRODUCT(S)], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND [THE LICENSEE].




                               AMENDMENT NO. 2 TO

                             LICENSE AGREEMENT DATED

                                SEPTEMBER 8,1998

     This Amendment No. 2 to the License Agreement dated September 8, 1998 between Dow Jones & Company, Inc. ("Dow Jones") and Van Kampen Funds Inc. (the "Licensee"), as amended by an amendment dated December 1, 1999 ("Amendment No. 1"), is made this February 1, 2000 between Dow Jones and the Licensee. All capitalized terms used in this Amendment No. 2 without definition shall have the meaning ascribed to them in the License Agreement or Amendment No. 1, as the case may be.

         WHEREAS, Dow Jones has previously granted Licensee a license to use Dow Jones's Intellectual Property in connection with the issuance, marketing and promotion of Products and the Dow 5 Tech Funds.

         WHEREAS, Licensee was obligated to pay Dow Jones an Annual Minimum Payment and Quarterly Payment with respect to the Products, and a separate Dow 5 Tech Fund Annual Minimum Payment and Dow 5 Tech Fund Quarterly Payment with respect to the Dow 5 Tech Funds.

         WHEREAS, the parties wish to consolidate the payments for the Products and the Dow 5 Tech Fund.

         NOW, THEREFORE, the parties agree as follows:

         1.  Licensee shall pay License Fees in accordance with the following:

                  (a) On each anniversary of the Commencement Date, Licensee will pay to Dow Jones a flat annual minimum payment of $70,000 for the twelve-month period beginning on such anniversary date, which represents the combined annual minimum payment for the Products and the Dow 5 Tech Funds, except that the payment due on September 8, 2000 will be $65,000.

                  (b) In addition, during each Year (defined below) of the Term, Licensee will provide to Dow Jones a written report (each, a "Quarterly Report"), within 10 days after the end of each Quarter (defined below), which sets forth (i) the combined asset balance for each Product and Dow 5 Tech Fund at such Quarter-end, and (ii) a calculation of the Rolling Average Asset Balance (defined below) at such Quarter-end. Within 10 days after the end of each Quarter during each Year of the Term, the Licensee will pay (each, a "Quarterly Payment") to the Dow Jones affiliate designated by Dow Jones an amount equal to one quarter of the Basis Point Amount (defined below); provided, however, that in each year of the Term, Licensee shall be entitled to apply a credit in an amount equal to the Annual Minimum Payment against the aggregate of the Quarterly Payments for that Year until such credit is depleted.

                  (c) All amounts will be paid in cash and will be non-refundable; provided, however, that Licensee (without limiting any other remedy available at law or equity) shall be entitled to a pro rata refund of License Fees paid in the event that this Agreement is terminated by Licensee pursuant to Section 4(a) of the License Agreement due to Dow Jones's breach of the License Agreement and it is determined by a court of competent jurisdiction that Dow Jones was in material breach of the License Agreement. All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

                  (d) The terms hereof shall be deemed "Confidential Information" under the License Agreement.

                  (e) These terms are defined as follows:

                  "Basis Point Amount" means, at any time during a Year, an amount equal to two basis points (.0002) on the then Rolling Average Asset Balance.

                  "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

                  "Rolling Average Asset Balance" means, at any Quarter-end during a Year, the average aggregate assets in the Products and the Dow 5 Tech Funds for the Quarter then ended, calculated by adding the asset balances for the Products and the Dow 5 Tech funds for the three months in such Quarter and dividing the result by three.

                  "Year" means a twelve-month period commencing on the Commencement Date or on any anniversary of the Commencement Date.

          2. Except as expressly amended hereby, all provisions in the License Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the License Agreement to be executed as of the date set forth above.

VAN KAMPEN FUNDS INC.

By:
     ---------------------------------------
         Name:
         Title:



DOW JONES & COMPANY, INC.

By:
    ---------------------------------------
                David E. Moran
                President, Dow Jones Indexes




                                  CONFIDENTIAL
                               AMENDMENT NO. 1 TO
                             LICENSE AGREEMENT DATED

                                SEPTEMBER 8, 1998

     This Amendment No. 1 to the License Agreement dated September 8, 1998 between Dow Jones & Company, Inc. ("Dow Jones") and Van Kampen Funds Inc. (the "Licensee") is made this December 1, 1999 by and between Dow Jones and the Licensee.

         WHEREAS, Dow Jones previously granted Licensee a license to use certain intellectual property of Dow Jones (as more fully defined in the License Agreement, the "Intellectual Property") in connection with issuance, marketing and promotion of certain investment products (as more fully defined in the License Agreement, the "Products");

         WHEREAS, Licensee wishes to issue, sell, market and promote additional financial products as described in Schedule A hereto (the "Dow 5 Tech Funds") based on a strategy related to the Dow Jones Industrial AverageSM, and Dow Jones is willing to grant a license to use the Intellectual Property in connection with the Dow 5 Tech Funds;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement contained herein and in the License Agreement, it is agreed as follows:

         1. Subject to the terms and conditions of the License Agreement, Dow Jones hereby grants to Licensee a non-transferable non-exclusive license to use and refer to the Dow Jones Marks in connection with the issuance, sale, marketing and promotion of the Dow 5 Tech Funds to indicate that the amounts payable under the terms of the Dow 5 Tech Funds are calculated with reference to the Dow 5 Tech Strategy (as defined in Schedule A hereto) and that Dow Jones is the source of the Dow Jones Industrial Average, and as may otherwise be required by applicable laws, rules or regulations under the License Agreement and this Amendment.

         2. Except as otherwise expressly provided herein, all terms and conditions of the License Agreement that apply to the Products shall apply equally to the Dow 5 Tech Funds.

         3. In consideration for the license granted under this Amendment, Licensee shall pay to Dow Jones the license fees set forth in Schedule B hereto. Notwithstanding anything to the contrary in this Amendment, Licensee shall pay to Dow Jones the Dow 5 Tech Fund Annual Minimum Payment (as defined in Schedule B hereto) with respect to the initial Dow 5 Tech Fund upon signing of this Amendment.

         4. For the avoidance of doubt, the parties hereby acknowledge and agree that the Products under the License Agreement (i) shall be registered under the Investment Company Act of 1940 of the United States and (ii) shall not be traded or listed on an Organized Securities Market. "Organized Securities Market" shall mean a U.S. national securities exchange, an automated quotation or other electronic trading system of a U.S.-registered securities association, a foreign securities exchange or any other domestic or foreign securities market determined by Dow Jones in its reasonable judgment to constitute an Organized Securities Market.

         5. Except as expressly amended hereby, all provisions in the License Agreement shall continue to remain in full force and effect.

         6. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the License Agreement,

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the License Agreement to be executed as of the date first set forth above.


                            DOW JONES & COMPANY, INC,

                                       By:

              -----------------------------------------------------
                              Name: David E. Moran
                       Title: President, Dow Jones Indexes



                              VAN KAMPEN FUNDS INC.

                                       By:

              -----------------------------------------------------
                             Name: Daniel B. Waldron
                              Title: Vice President



                                   SCHEDULE A

                              PRODUCTS DESCRIPTION

The Dow 5 Tech Funds shall be investment funds that meet the following criteria:
(i) the investment objective of the funds is determined with reference to the Dow 5 Tech Strategy; (ii) the funds are registered under the Investment Company Act of 1940; and (iii) the funds are not listed or traded on an Organized Securities Market. The "Dow 5 Tech Strategy" shall mean funds are invested (a) 50% in the five stocks in the Dow Jones Industrial Average that have the highest dividend yield as a percentage of their period-end stock prices and (b) 50% in five other technology (as defined by Compustat's S&P Technology Sector identifier) stocks. The initial Dow 5 Tech Fund shall be named the "Dow 5 & Tech Strategic Trust".



                                   SCHEDULE B

                                  LICENSE FEES

         Licensee shall pay license fees with respect to the Dow 5 Tech Funds in accordance with the following:

         On the Deposit Date (as defined below), and, during the Term, on each anniversary of the Deposit Date, the Licensee will pay to Dow Jones a flat annual minimum payment of $20,000 in respect of the twelve-month period commencing on the Deposit Date or such anniversary date, as the case may be (each, a "Dow 5 Tech Fund Annual Minimum Payment").

         In addition, during each Year (defined below) of the Term, the Licensee will provide to Dow Jones a written report (each, a "Quarterly Dow 5 Tech Fund Report"), within 10 days after the end of each Quarter (as defined below), which sets forth (i) the asset balance for the Dow 5 Tech Funds at such Quarter-end, and (ii) a calculation of the Dow 5 Tech Fund Rolling Average Asset Balance (defined below) at such Quarter-end. Within 10 days after the end of each Quarter during each Year of the Term, the Licensee will pay (each, a "Dow 5 Tech Fund Quarterly Payment") to the Dow Jones affiliate designated by Dow Jones an amount equal to one quarter of the Dow 5 Tech Fund Basis Point Amount (defined below); provided, however, that, in each year of the Term, Licensee shall be entitled to apply a credit in an amount equal to the Dow 5 Tech Fund Annual Minimum Payment against the aggregate of the Dow 5 Tech Fund Quarterly Payments.

III.     Additional Payment Terms:
         ------------------------

          A.   All amounts will be paid in cash and will be non-refundable.

          B. All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

          C. The terms hereof shall be deemed "Confidential Information" under the License Agreement.

IV.      Definitions:
         -----------

         "Deposit Date" means the date on which a Dow 5 Tech Fund is deposited.

         "Dow 5 Tech Fund Basis Point Amount" means, at any time during a Year, an amount equal to two basis points (.0002) on the then Rolling Average Asset Balance.

         "Dow 5 Tech Fund Rolling Average Asset Balance" means, at any Quarter-end during a Year, the average assets in the Dow 5 Tech Funds in the aggregate for the Quarter then ended, calculated by adding the asset balances for the Dow 5 Tech Funds for the three months in such Quarter and dividing the result by three.

         "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

         "Year" means a twelve-month period commencing on Deposit Date or any anniversary of the Deposit Date, as the case may be.



                                  CONFIDENTIAL

                      AMENDMENT NO. 3 TO LICENSE AGREEMENT

         This amendment ("Amendment") to the License Agreement dated September 8, 1998 between Dow Jones & Company, Inc. ("Dow Jones") Van Kampen Funds, Inc. (the "Licensee"), as amended under Amendment No. 1 dated December 1, 1999 and Amendment No. 2 dated February 1, 2000 (together, the "License Agreement"), is made effective as of September 8, 2003 ("Effective Date") by and between Dow Jones and the Licensee. Capitalized terms not defined herein have the meanings ascribed to them in the License Agreement.

         WHEREAS, Dow Jones and the Licensee entered into the License Agreement, as previously amended, which expired as of September 8, 2003 and the parties would like to revive the License Agreement and extend the term of the License Agreement on the terms and conditions set forth herein;

         WHEREAS, Dow Jones previously granted Licensee a license to use certain intellectual property of Dow Jones (as more fully defined in the License Agreement, the "Intellectual Property") in connection with the issuance, marketing and promotion of certain investment products (as more fully defined in the License Agreement and amendments thereto, the "Products" and the "Dow 5 Tech Funds");

         WHEREAS, License wishes to issue, sell, market and promote additional financial products as described in Schedule A hereto which is fully incorporated herein (respectively, the "Select 10 Industrial Portfolio" and "Select 5 Industrial Portfolio") based on strategies related to the Dow Jones Industrial AverageSM, and Dow Jones is willing to grant a license to use the Intellectual Property in connection with the Select 10 Industrial Portfolio and the Select 5 Industrial Portfolio;

     WHEREAS, Licensee wishes to consolidate payments for the Products, the Dow 5 Tech Funds and the Select 10 Industrial Portfolio and Select 5 Industrial Portfolio;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the License Agreement, it is agreed as follows:

          1. Subject to the terms and conditions of the License Agreement, Dow Jones hereby grants to Licensee a non-transferable, non-exclusive license to use and refer to the Dow Jones Marks, in connection with the issuance, sale, marketing, and promotion of the Licensee's Select 10 Industrial Portfolio and the Select 5 Industrial Portfolio to indicate that the respective amounts payable under the terms of the Select 10 Industrial Portfolio and the Select 5 Industrial Portfolio are calculated with reference to the "Dogs of The Dow" investment strategy (as defined in Schedule A hereto) and that Dow Jones is the source of the Dow Jones Industrial Averagesm, and as may otherwise be required by applicable laws, rules or regulations under the License Agreement.

          2. In consideration for the license granted under the License Agreement and this Amendment, Licensee shall pay Dow Jones the license fees set forth in Schedule B hereto which is fully incorporated herein.

          3. Except as otherwise expressly provided herein, all terms and conditions of the License Agreement that apply to the Products and the Dow 5 Tech Funds shall apply equally to the Licensee's Select 10 Industrial Portfolio and the Select 5 Industrial Portfolio.

          4. The term of the License Agreement is extended until December 31, 2004 (the "Initial Renewal Term"). At the end of the Initial Renewal Term, this Agreement shall automatically renew for successive one-year periods (each, a "Renewal Term") unless either party terminates the Agreement by providing the other party a written notice to that effect ninety (90) days prior to the end of the then-current term. Dow Jones shall have the right to modify the license fees payable hereunder at the end of the Initial Renewal Term and each Renewal Term thereafter by providing Licensee sixty (60) days' written notice of such modification. If Licensee objects to such modification, Licensee shall have the right to terminate the Agreement by providing Dow Jones written notice of termination within thirty (30) days of receipt of notification of the modification.

          5. Except as expressly modified by this Amendment, all other provisions in the License Agreement shall continue to remain in full force and effect. For purposes of clarity, all license fee provisions of any preceding Schedule B to the License Agreement are hereby deleted and replaced with the provisions of Schedule B to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the Effective Date.

                            DOW JONES & COMPANY, INC.

                                       By

                      -----------------------------------

                           Name: Michael A. Petronella
                       Title: President, Dow Jones Indexes
                               Date: July 7, 2004



                             VAN KAMPEN FUNDS, INC.

                                       By

                      -----------------------------------
                              Name: John F. Tierney
                            Title: Executive Director
                               Date: July 1, 2004




                                   SCHEDULE A

         The "Select 10 Industrial Portfolio" shall mean a unit investment trust ("UIT") that meets the following criteria: (i) the investment objective of the UIT is determined with reference to the Dogs of The Dow investment strategy;
(ii) the UIT is registered under the Investment Company Act of 1940; and (iii) the UIT's units are not listed or traded on an Organized Securities Market. The "Dogs of The Dow" strategy shall mean funds are invested in the ten stocks included in the Dow Jones Industrial Average that have the highest dividend yield as a percentage of their period-end stock price (the "High Yield Stocks"). These investments are held for a specified period of time, after which they are replaced by investments in the next set of High-Yield Stocks.

         The "Select 5 Industrial Portfolio" shall mean a UIT that meets the following criteria: (i) the investment objective of the unit investment trust is determined with reference to Dogs of The Dow investment strategy except that the Select 5 Industrial Portfolio shall invest in the five lowest-priced of the High Yield Stocks; (ii) the UIT is registered under the Investment Company Act of 1940; and (iii) the UIT's units are not listed or traded on an Organized Securities Market. These investments are held for a specified period of time, after which they are replaced by investments in the next set of the five lowest-priced of the High-Yield Stocks.



                                   SCHEDULE B

                                  LICENSE FEES

          1. Upon execution of this Amendment, the Licensee will pay Dow Jones for the period of the Initial Renewal Term from September 8, 2003 until March 31, 2004, a pro-rated portion of Seventy Thousand Dollars ($70,000), which amount represents the combined annual minimum payments for the Products and the Dow 5 Tech Funds pro-rated for such portion of the Initial Renewal Term.

          2. In addition, for the period of the Initial Renewal Term from September 8, 2003 until March 31, 2004, the Licensee will provide to Dow Jones a written report (each, a "Quarterly Report"), for each Quarter (as defined below) within that period, which sets forth (i) the combined asset balance for each Product and Dow 5 Tech Fund at such Quarter-end, and (ii) a calculation of the Rolling Average Asset Balance (defined below) at such Quarter-end. In addition, upon execution of this Amendment, Licensee will pay for each Quarter during the period of September 8, 2003 until March 31, 2004 (each, a "Quarterly Payment") to the Dow Jones affiliate designated by Dow Jones an amount equal to one quarter of the Basis Point Amount (defined below); provided, however, that, Licensee shall be entitled to apply a credit in an amount equal to the pro-rated annual minimum payment described in Section 1 of this Schedule B against the aggregate of such Quarterly Payments until such credit is depleted.

          3. Upon execution of this Amendment, the Licensee will pay Dow Jones for the period of the Initial Renewal Term from April 1, 2004 until December 31, 2004, a pro-rated portion of Seventy Five Thousand Dollars ($75,000), which amount represents the combined annual minimum payments for the Products, the Dow 5 Tech Funds, the Select 10 Industrial Portfolio and the Select 5 Industrial Portfolio pro-rated for such portion of the Initial Renewal Term.

          4. In addition, for the period of the Initial Renewal Term from April 1, 2004 until December 31, 2004, the Licensee will provide to Dow Jones a Quarterly Report within ten (10) days after the end of each Quarter, which sets forth (i) the combined asset balance for each Product, the Dow 5 Tech Fund, the Select 5 Industrial Portfolio and the Select 10 Industrial Portfolio at such Quarter-end, and (ii) a calculation of the Rolling Average Asset Balance at such Quarter-end. Within ten (10) days after the end of each such Quarter during the period of April 1, 2004 until December 31, 2004, the Licensee will pay a Quarterly Payment to the Dow Jones affiliate designated by Dow Jones in an amount equal to one quarter of the Basis Point Amount; provided, however, that, Licensee shall be entitled to apply a credit in an amount equal to the pro-rated annual minimum payment described in Section 3 of this Schedule B against the aggregate of such Quarterly Payments for that period of the Initial Renewal Term until such credit is depleted.

          5. On the first day of a Renewal Term (January 1) and on each anniversary thereof during a succeeding Renewal Term, the Licensee will pay Dow Jones a flat annual minimum payment equal to Seventy Five Thousand Dollars ($75,000) for the twelve-month period commencing on the first day of the Renewal Term or any anniversary thereof, as the case may be (each, an "Annual Minimum Payment").

          6. During each Renewal Term, Licensee will provide to Dow Jones a Quarterly Report within ten (10) days after the end of each Quarter, which sets forth (i) the combined asset balance for each Product, Dow 5 Tech Fund, the Select 5 Industrial Portfolio and the Select 10 Industrial Portfolio at such Quarter-end, and (ii) a calculation of the Rolling Average Asset Balance (defined below) at such Quarter-end. Within ten (10) days after the end of each Quarter during each Renewal Term, the Licensee will pay a Quarterly Payment to the Dow Jones affiliate designated by Dow Jones in an amount equal to one quarter of the Basis Point Amount; provided however, that during each Renewal Term, Licensee shall be entitled to apply a credit in an amount equal to the Annual Minimum Payment against the aggregate of the Quarterly Payments for that Renewal Term until such credit is depleted.

     7. All amounts will be paid in cash and will be non-refundable. All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

     8. The terms hereof shall be deemed "Confidential Information" under the License Agreement.

     9. Definitions:

                  "Basis Point Amount" means, at any time during a Year, an amount equal to two basis points (.0002) on the then Rolling Average Asset Balance.

                  "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, as the case may be, and each succeeding three-month period during the Initial Renewal Term or Renewal Term except that for the Initial Renewal Term only, the first "Quarter" of the Initial Renewal Term means the period from September 8, 2003 until December 31, 2003.

                  "Rolling Average Asset Balance" means, at any Quarter-end during a Year of the Initial Renewal Term until March 31, 2004, the average aggregate assets in the Products and the Dow 5 Tech Funds for the Quarter then ended, calculated by adding the asset balances for the Products and the Dow 5 Tech Funds for the three months in such Quarter and then dividing the result by three. "Rolling Average Asset Balance" means, at any Quarter-end during a Year of the Initial Renewal Term after April 1, 2004 or during a Renewal Term, the average aggregate assets in the Products, the Dow 5 Tech Funds, the Select 5 Industrial Portfolio and the Select 10 Industrial Portfolio for the Quarter then ended, calculated by adding the asset balances for the Products, the Dow 5 Tech Funds, the Select 5 Industrial Portfolio and the Select 10 Industrial Portfolio for the three months in such Quarter and then dividing the result by three.

                  "Year" means a twelve-month period commencing on the first day of a Renewal Term (January 1) or any succeeding Renewal Term, as the case may be. For the Initial Renewal Term only, "Year" means the period commencing September 8, 2003 and ending December 31, 2004.



             AMENDMENT NO. 1 TO LICENSE AGREEMENT DATED MAY 3, 2004

         This Amendment No. 1 to the License Agreement dated May 3, 2004 by and among Charles B. Carlson ("Carlson"), an individual, Horizon Investment Services, LLC ("Horizon"), an Indiana limited liability company, and Van Kampen Funds Inc. ("Van Kampen"), a Delaware corporation, (such license agreement is referred to herein as the "License Agreement") is made this January 3, 2005 by and between Carlson, Horizon and Van Kampen.

         WHEREAS, pursuant to the License Agreement, Carlson and Horizon have previously granted Van Kampen a license to use and refer to certain Property (as defined in the License Agreement) in connection with the issuance, management, sale, marketing and/or promotion of certain Trusts (as defined in the License Agreement);

         WHEREAS, Van Kampen wishes to establish additional financial products as described in Schedule A hereto (the "Multi-Strategy Trusts") and Carlson and Horizon are willing to grant a license to use the Property in connection with the Multi-Strategy Trusts;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and in the License Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Subject to the terms and conditions of the License Agreement, Carlson and Horizon hereby grant to Van Kampen and the Multi-Strategy Trusts an Exclusive (as defined in the License Agreement) license to use and refer to the Property, with prior approval from Horizon, in connection with the Multi-Strategy Trusts to indicate that the amounts payable with respect to the Multi-Strategy Trusts are calculated with reference to a Strategy (as defined in Schedule A hereto).

          2. For the license granted herein, Van Kampen, on behalf of the Trusts, agrees that the Trusts shall pay Horizon the license fee set forth in Schedule B hereto.

          3. Except as otherwise expressly provided herein, all terms and conditions of the License Agreement that apply to the Trusts shall apply equally to this Amendment and to the Multi-Strategy Trusts and, except as expressly amended hereby, all provisions in the License Agreement shall continue to remain in full force and effect.

          4. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the License Agreement.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the License Agreement to be executed as of the date first set forth above.

                              VAN KAMPEN FUNDS INC.

          By

            Name_____________________________________________________

            Title____________________________________________________



                               CHARLES B. CARLSON



                        HORIZON INVESTMENT SERVICES, LLC

           By

            Name_____________________________________________________

            Title____________________________________________________




                                   SCHEDULE A

                        MULTI-STRATEGY TRUST DESCRIPTION

         A "Multi-Strategy Trust" is a unit investment trust that initially invests a portion of its assets in securities selected in accordance with a Strategy (among other securities selected according to investment criteria not based on the Property of Carlson or Horizon).

"Strategy" means:
o Purchase the 5 or 10 worst performing stocks from the Dow Jones Industrial Average over the preceding 12 month time period based percent price change.

o Purchase the 5 or 10 stocks from the Dow Jones Industrial Average trading the farthest percent below their 200 day moving average price at any given point in time.

o Sell short the 5 or 10 best performing stocks from the Dow Jones Industrial Average over the preceding 12 month time period based percent price change.

o Sell short the 5 or 10 stocks from the Dow Jones Industrial Average trading the farthest above below their 200 day moving average price at any given point in time.

         The above strategies shall include purchases or sales of the 5 lowest priced stocks from the 10 worst/best performers or the 10 farthest below/above their 200 day moving average.




                                   SCHEDULE B

                    SUBLICENSE FEES FOR MULTI-STRATEGY TRUSTS

         Van Kampen shall pay license fees in accordance with the following:

         During each Year (defined below) of the Term, Van Kampen will provide to Horizon a written report (each, a "Multi-Strategy Trust Quarterly Report"), within 10 days after the end of each Quarter (defined below), which sets forth
(i) the asset balance for the Multi-Strategy Trusts at such Quarter-end, and
(ii) a calculation of the Multi-Strategy Trust Rolling Average Asset Balance (defined below) at such Quarter-end. Within 10 days after the end of each Quarter during each Year of the Term, Van Kampen will pay (each, a "Multi-Strategy Trust Quarterly Payment"), to Horizon, an amount equal to one-quarter of the Multi-Strategy Trust Basis Point Amount (defined below).

         All amounts will be paid in cash or readily available funds and will be non-refundable.

         All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

         Definitions:

         "Multi-Strategy Trust Basis Point Amount" means, at any time during a Year, an amount equal to eight (8) basis points (.08%) on the then Multi-Strategy Trust Rolling Average Asset Balance multiplied by the Strategy Ratio.

         "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

         "Multi-Strategy Trust Rolling Average Asset Balance" means, at any Quarter-end during a Year, the average assets in the Multi-Strategy Trusts in the aggregate for the month then ended together with all previous months in such Year, calculated by adding the month-end asset balances for the Multi-Strategy Trusts for such months and dividing the result by the number of such months.

         "Strategy Ratio" means the portion of the initial assets in a Multi-Strategy Trust invested in accordance with a Strategy as a percentage of all assets in such Multi-Strategy Trust at the time of the creation of such Multi-Strategy Trust.

         "Year" means a twelve-month period commencing on the Effective Date or on any anniversary of the Effective Date.




            AMENDMENT NO. 1 TO SUBLICENSE AGREEMENT DATED MAY 3, 2004

         This Amendment No. 1 to the Sublicense Agreement dated May 3, 2004 by and between Van Kampen Funds Inc., on behalf of itself and certain unit investment trusts, ("Sublicensee"), Dow Jones & Company, Inc. ("Licensor"), and Horizon Investment Services, LLC ("Sublicensor") (such sublicense agreement is referred to herein as the "Sublicense Agreement") is made this January 11, 2005 by and between Sublicensee, Licensor and Sublicensor.

         WHEREAS, pursuant to the Sublicense Agreement, Sublicensor has previously granted Sublicensee a sublicense to use and refer to certain Intellectual Property (as defined in the License Agreement) in connection with the issuance, management, sale, marketing and/or promotion of certain Products (as defined in the License Agreement);

         WHEREAS, Sublicensee wishes to issue, manage, sell, market and/or promote additional financial products as described in Schedule A hereto (the "Multi-Strategy Products") based in part on a strategy related to the Dow Jones Industrial AverageSM, and Sublicensor is willing to grant a license to use the Intellectual Property in connection with the Multi-Strategy Products;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and in the Sublicense Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Subject to the terms and conditions of the Sublicense Agreement, Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, management distribution, marketing and/or promotion of the Multi-Strategy Products to indicate that the amounts payable with respect to the Multi-Strategy Products are calculated with reference to the Strategy (as defined in Schedule A hereto) that is based on the Dow Jones Industrial Average and that Licensor is the source of the Dow Jones Industrial Average.

          2. In consideration for the license granted under this Amendment, Sublicensee shall pay to Sublicensor the license fees set forth in Schedule B hereto.

          3. Except as otherwise expressly provided herein, all terms and conditions of the Sublicense Agreement that apply to the Products shall apply equally to this Amendment and to the Multi-Strategy Products and, except as expressly amended hereby, all provisions in the Sublicense Agreement shall continue to remain in full force and effect.

          4. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Sublicense Agreement.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Sublicense Agreement to be executed as of the date first set forth above.


                              VAN KAMPEN FUNDS INC.

           BY:

            NAME:____________________________________________________

            TITLE:___________________________________________________



                        HORIZON INVESTMENT SERVICES, LLC

           BY:

            NAME:____________________________________________________

            TITLE:___________________________________________________



                            DOW JONES & COMPANY, INC.

          BY:

            NAME:____________________________________________________

            TITLE:___________________________________________________




                                   SCHEDULE A

                       MULTI-STRATEGY PRODUCT DESCRIPTION

A "Multi-Strategy Product" is an investment that is (a) a unit investment trust registered under the Investment Company Act of 1940, (b) the investment portfolio of which is selected in part based on a Strategy (among other securities selected according to investment criteria not based on the Intellectual Property of Licensor) and (c) that is not traded on an exchange (electronically or otherwise). The term "Strategy" shall mean the investment strategy pursuant to which funds are invested as set forth below. The below strategy is commonly referred to as the "Underdogs of The DowSM" or Worst to First strategy.

"Strategy" means:

o Purchase the 5 or 10 worst performing stocks from the Dow Jones Industrial Average over the preceding 12 month time period based percent price change.

o Purchase the 5 or 10 stocks from the Dow Jones Industrial Average trading the farthest percent below their 200 day moving average price at any given point in time.

o Sell short the 5 or 10 best performing stocks from the Dow Jones Industrial Average over the preceding 12 month time period based percent price change.

o Sell short the 5 or 10 stocks from the Dow Jones Industrial Average trading the farthest above below their 200 day moving average price at any given point in time.

         The above strategies shall include purchases or sales of the 5 lowest priced stocks from the 10 worst/best performers or the 10 farthest below/above their 200 day moving average.

The name of the Multi-Strategy Products shall be subject to Licensor's prior written approval.


                                   SCHEDULE B

                   SUBLICENSE FEES FOR MULTI-STRATEGY PRODUCTS

Sublicensee shall pay license fees in accordance with the following:

     During each Year (defined below) of the Term, the Sublicensee will provide to Sublicensor and Licensor a written report (each, a "Multi-Strategy Product Quarterly Report"), within 10 days after the end of each Quarter (defined below), which sets forth (i) the asset balance for each Multi-Strategy Product at such Quarter-end, and (ii) a calculation of the Multi-Strategy Product Rolling Average Asset Balance (defined below) at such Quarter-end. Within 10 days after the end of each Quarter during each Year of the Term, the Sublicensee will pay (each, a "Multi-Strategy Product Quarterly Payment"), to the Sublicensor, an amount equal to one-quarter of the Multi-Strategy Product Basis Point Amount (defined below).

o All amounts will be paid in cash or readily available funds and will be non-refundable.

o All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in The Wall Street Journal).

o    The terms hereof shall be deemed Confidential Information for purposes of
     Section 7(b) of the License Agreement.

o        Definitions:

         "Multi-Strategy Product Basis Point Amount" means, at any time during a Year, an amount equal to two (2) basis points (.02) on the then Multi-Strategy Product Rolling Average Asset Balance multiplied by the Strategy Ratio.

         "Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

         "Multi-Strategy Product Rolling Average Asset Balance" means, at any Quarter-end during a Year, the average assets in the Multi-Strategy Products in the aggregate for the month then ended together with all previous months in such Year, calculated by adding the month-end asset balances for the Multi-Strategy Products for such months and dividing the result by the number of such months.

         "Strategy Ratio" means the portion of the initial assets in a Multi-Strategy Product invested in accordance with a Strategy as a percentage of all assets in such Multi-Strategy Product at the time of the creation of such Multi-Strategy Product.

         "Year" means a twelve-month period commencing on the Effective Date or on any anniversary of the Effective Date.



               AMENDMENT NO. 1 TO LICENSE AND CONSULTING AGREEMENT

         This Amendment No. 1 to the License and Consulting Agreement dated February 1, 1999 by and between Lightstone Capital Management LLC ("LCM") and Dean Witter Reynolds Inc., now known as Morgan Stanley DW Inc., ("DWR") (such agreement is referred to herein as the "Agreement") is made this January 3, 2005 by and between LCM and DWR.

         WHEREAS, pursuant to the Agreement, LCM has previously granted DWR a license to benefit from and use any Substrategy (as defined in the Agreement) for use in a UIT and LCM has previously agreed to provide certain consulting services in connection with LCM Trusts (as defined in the Agreement);

         WHEREAS, DWR desires to license the right to benefit from and use any Substrategy (as defined in the Agreement) for use in additional UITs and to have LCM provide certain consulting services in connection with additional UITs; and

         WHEREAS, LCM desires to grant DWR a license to benefit from and use any Substrategy (as defined in the Agreement) for use in such additional UITs and to provide such consulting services in connection with additional UITs;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Section I, Paragraph 6 shall be replaced in its entirety with the following:

                  "LCM Trust" is a Unit Investment Trust that is based upon, or uses a Substrategy and/or the consulting service of LCM in the selection of all or a portion of the securities in its Portfolio and the units of which are offered and sold by DWR, its Affiliates or any of their sub-licensees.

          2. Section IX, Paragraph 2 shall be replaced in its entirety with the following:

                  DWR, its Affiliates or their sub-licensees as the case may be, or the LCM Trust shall pay LCM a fee equal to the Substrategy Ratio multiplied by fifteen basis points (0.15%) of the total value of the net assets deposited in the LCM Trust, at the time of deposit, at the end of the primary offering period (the "Deposit Fee"). For purposes of this Paragraph and
                  Section IX, Paragraph 3, the term "Substrategy Ratio" means the portion of the initial assets in a LCM Trust selected by applying a Substrategy as a percentage of all assets in such LCM Trust at the time of the creation of such LCM Trust."

          3. Section IX, Paragraph 3 shall be replaced in its entirety with the following:

                  DWR, its Affiliates or their sub-licensees as the case may be, or the LCM Trust shall pay LCM a fee equal to the Substrategy Ratio multiplied by ten basis points (0.10%) of the total value of the net assets deposited in the LCM Trust, at the time of the move, moved by unit holders from one LCM Trust to another LCM Trust (a "Rollover"), which assets shall be excluded from the net assets for purposes of determining the Deposit Fee.

          4. Except as otherwise expressly provided herein, all terms and conditions of the Agreement shall apply equally to this Amendment and, except as expressly amended hereby, all provisions in the Agreement shall continue to remain in full force and effect.

          5. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement.

          6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be executed as of the date first set forth above.


                       LIGHTSTONE CAPITAL MANAGEMENT, LLC

            By

            Name_____________________________________________________

            Title____________________________________________________



                             MORGAN STANLEY DW INC.

           By

            Name_____________________________________________________

            Title____________________________________________________